Exhibit 3.202

CERTIFICATE OF INCORPORATION OF

AUXITROL CO.

1.    The name of the corporation is:

AUXITROL CO.

2.    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.    The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

5.    The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by ballot.

6.    The name and mailing address of the incorporator is:

Scott D. Benner

Two Union Square

601 Union Street

Seattle, WA 98101-2346.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of February, 1992.

/s/ Scott D. Benner Scott D. Benner, Incorporator

AUXITROL CO.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Auxitrol Co., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.    Article 1 of the Certificate of Incorporation of the corporation is amended to read as follows:

“The name of the corporation is Esterline Sensors Services Americas, Inc.”

2.    The amendment was duly proposed and declared advisable by the corporation’s Board of Directors and adopted by the corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 9th day of December, 2005.

AUXITROL CO.

By	/s/ Robert D. George
Robert D. George, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:07 PM 07/23/2019
FILED 06:07 PM 07/23/2019
SR 20196117722 - File Number 2289406

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

ESTERLINE SENSORS SERVICES AMERICAS, INC.

The undersigned, in order to amend the certificate of incorporation (“Certificate of Incorporation”) of Esterline Sensors Services Americas, Inc. (the “Corporation”) as permitted by Section 242 of the General Corporation Law of the State of Delaware certifies as follows:

1.	The name of the Company is Esterline Sensors Services Americas, Inc.

2.	Article 1 of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The name of the corporation is Auxitrol Weston USA, Inc.”

3.	The Amendment was duly proposed and declared advisable by the Corporation’s Board of Directors and adopted by the Corporation’s stockholders as of July 1, 2019.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation on this 23rd day of July, 2019.

By:	/s/ Jonathan D. Crandall
Jonathan D. Crandall, Treasurer